Exhibit 99.1350CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and

Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock MuniEnhanced Fund, Inc. (the “registrant”), hereby certifies, to the best of her knowledge, that the registrant's Report on Form N-CSR for the period ended October 31, 2010 (the “Report”) fully complies with the requirements of Section 13a of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: December 22, 2010

/s/ Anne F. Ackerley

Anne F. Ackerley

Chief Executive Officer (principal executive officer) of

BlackRock MuniEnhanced Fund, Inc.

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock MuniEnhanced Fund, Inc. (the “registrant”), hereby certifies, to the best of his knowledge, that the registrant's Report on Form N-CSR for the period ended October 31, 2010 (the “Report”) fully complies with the requirements of Section 13a of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: December 22, 2010

/s/ Neal J. Andrew

Neal J. Andrews

Chief Financial Officer (principal financial officer) of

BlackRock MuniEnhanced Fund, Inc.

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.